EX-99.B(d)(59)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wellington Management Company, LLP

As of December 15, 2003, as amended December 7, 2006, March 30, 2009,

June 30, 2009 and December 21, 2010

SEI Institutional Investments Trust

Small/Mid Cap Equity Fund

Enhanced LIBOR Opportunities Fund

International Equity Fund

World Equity Ex-U.S. Fund

Real Return Fund

Ultra Short Duration Bond Fund

Agreed and Accepted:

SEI Investments Management Corporation		Wellington Management Company, LLP

By:	/s/ William T. Lawrence	By:	/s/ Diane C. Nordin

Name:	William T. Lawrence	Name:	Diane C. Nordin

Title:	Vice President	Title:	Senior Vice President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wellington Management Company, LLP

As of December 15, 2003, as amended December 7, 2006, March 30, 2009,

June 30, 2009 and December 21, 2010

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI INSTITUTIONAL INVESTMENTS TRUST

Enhanced LIBOR Opportunities, Real Return, and Ultra Short Duration Bond Funds

Enhanced LIBOR Opportunities Fund	X.XX%
Real Return Plus Fund	X.XX%
Ultra Short Duration Bond Fund	X.XX%

Small/Mid Cap Equity Fund (Assets Managed by Jamie Rome or his successor)

Small/Mid Cap Equity Fund	X.XX%

Small/Mid Cap Equity Fund (Assets Managed by Steven Angeli or his successor)

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional Investments Trust Small/Mid Cap Equity Fund and the average daily value of the Assets of any other small/mid cap equity SEI mutual fund or account (each a “Small/Mid Cap Fund”, collectively the “Small/Mid Cap Funds”) to which Steven Angeli (or his successor), a portfolio manager of the Sub-Adviser, may now or in the future provide investment advisory/sub-advisory services.  Each Small/Mid Cap Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the Small/Mid Cap Funds managed by Mr. Angeli (as set forth below).

X.XX% per annum of the average daily value of the Assets on the first $XX million

X.XX% per annum of the average daily value of the Assets on the next $XX million

X.XX% per annum of the average daily value of the Assets over $XX million

As of the effective date of this Schedule B Mr. Angeli manages Assets of the following Small/Mid Cap Funds:

•              SEI Institutional Investments Trust Small/Mid Cap Equity Fund; and

•              SEI Institutional Managed Trust Tax-Managed Small Cap Fund; and

•              SEI Canada U.S. Small Company Fund.

International Equity Fund & World Equity Ex-U.S. Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional Investments Trust International Equity Fund and the SEI Institutional Investments Trust World Equity Ex-U.S. Fund and the average daily value of the Assets of any other global-international equity SEI mutual fund or account (each a “Global-International Equity Fund”, collectively the “Global-International Equity Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services.  Each Global-International Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the Global-International Equity Funds managed by Sub-Adviser (as set forth below).

X.XX% per annum of the average daily value of the Assets on the first $XX million

X.XX% per annum of the average daily value of the Assets over $XX million and up to $XX billion

X.XX% per annum of the average daily value of the Assets over $XX billion

As of the effective date of this Schedule B the Global-International Equity Funds are as follows:

•              SEI Institutional Investments Trust International Equity Fund;

•              SEI Institutional Investments Trust World Equity Ex-US Fund;

•              SEI Institutional International Trust International Equity Fund;

•              SEI Canada EAFE Equity Fund;

•              SEI Global Investments Fund plc the SEI Global Developed Markets Equity Fund; and

•              SEI Global Master Fund plc the SEI Global Developed Markets Equity Fund

Agreed and Accepted:

SEI Investments Management Corporation		Wellington Management Company, LLP

By:	/s/ William T. Lawrence	By:	/s/ Diane C. Nordin

Name:	William T. Lawrence	Name:	Diane C. Nordin

Title:	Vice President	Title:	Senior Vice President